UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2007

STAR ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction if incorporation)

000-29323	87-0643634
(Commission File Number)	(I.R.S. Employer Identification No.)
317 Madison Avenue, New York, New York 10017
(Address of principal executive offices)

(212) 500-5006

(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 -Other Events
Item 8.01 - Other Events.

The only current operations of the Company are those of Volga-Neft Limited Company, a corporation formed under the laws of the Russian Federation which was acquired by the Company during the last quarter of 2006. The terms of the acquisition and the appropriate financial information were disclosed on the Form 8-K filed by the Company on October 6, 2006 and the subsequent Form 8-K/A filed on December 8, 2006. Said financial information was audited by the Moscow branch of RSM Top Audit.

The Annual Report on Form 10-KSB could not be filed by the Company on a timely basis because the auditors of the Company, SF Partnership LLP, were not able to obtain the requisite information from RSM Top Audit. Despite numerous requests and discussions among personnel at SF Partnership and RSM regarding the requisite information, and assurances from RSM Top Audit that the requested information would be forthcoming, SF Partnership LLP did not receive the information necessary in order to conduct an audit of the Company. The Company is continuing its efforts to ascertain the veracity of previously audited financial statements by RSM Top Audit and to complete the filing of its Annual Report on Form 10-KSB. However, there is no assurance that such filing will be made in a timely manner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR ENERGY CORPORATION

Date: April 18, 2007	By:	/s/ Patrick J. Kealy
Patrick J. Kealy
President and CEO